Exhibit 3.12

GRAMERCY ALUMINA HOLDINGS INC.

BYLAWS

Adopted March 24, 2004

ARTICLE I

OFFICES; PURPOSE

Registered Office. The registered office of Gramercy Alumina Holdings Inc. (the “Company”) shall be in Wilmington, Delaware. The Company may also have offices at any other place as the Board of Directors may determine or the business of the Company may require.

ARTICLE II

STOCKHOLDERS

2.1 Annual Meetings. The annual meeting of the stockholders of the Company, for the election of directors and the transaction of other business properly before the meeting, shall be held on such date and at such time as shall be designated from time to time by the President, or the Board of Directors of the Company and stated in the notice of the meeting.

2.2 Special Meetings. Special meetings of the stockholders of the Company, for any purpose or purposes, may be called by the Chairman of the Board, a President, or the Board of Directors and shall be called by the Chairman of the Board or Secretary at the request in writing of holders of issued and outstanding stock entitled to exercise at least fifty one percent (51%) of the voting power of the Company and entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Each special meeting shall be held at the principal office of the Company during regular business hours, unless otherwise determined by the Chairman of the Board, the President, or the Board of Directors and specified in the notice of the meeting. The business to be transacted at any special meeting shall be limited to the purpose or purposes, as specified in the notice of the meeting, for which the meeting is called.

2.3 Notice of Meetings. Not less than ten nor more than sixty days before any meeting of the stockholders, written notice of the meeting shall be given stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice may be given by personal delivery or by United States mail. If mailed, notice is given when deposited in the mail, postage prepaid, directed to the stockholder at his/her address as it appears on the records of the Company. Notice of the place, date, hour, and purpose of any meeting of the stockholders may be waived in writing by the stockholder entitled to notice, whether before or after the holding of the meeting. Attendance by a stockholder at a meeting shall constitute a waiver of notice of the meeting, unless the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.4 Quorum; Adjournment. The holders of stock entitling them to exercise fifty one percent (51%) of the voting power of the Company, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. Whether or not a quorum is present, the holders of a majority of the voting power represented at the meeting may adjourn the meeting from time to time. Notice of adjournment need not be given if the time and place to which the meeting is adjourned are announced at the meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

2.5 Vote at Meetings. When a quorum is present at any meeting of the stockholders, the vote of the holders of fifty one percent (51%) of the voting power present in person or represented by proxy shall decide any question properly before the meeting, unless a different vote is required by statute or the Certificate of Incorporation.

2.6 Action Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action to be taken, is signed by the holders owning not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

3.1 Election; Vacancies; Number. Directors of the Company shall be elected at each annual meeting of stockholders or at a special meeting of stockholders called for the purpose of electing directors. Each director shall hold office until his/her successor is elected and qualified or until his/her earlier removal or resignation. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or series may be filled by a majority of the directors elected by such class or series thereof then in office, or by a sole remaining director so elected. The number of directors which shall constitute the whole Board shall be not less than three (unless the number of stockholders of the Company is less than three, in which event the number of directors shall be not less than the number of stockholders) and not more than ten and shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting or at a special meeting called for the purpose of electing directors. If at any time the Company has no directors in office, then any officer or stockholder of the Company may call a special meeting of stockholders for the purpose of electing directors.

3.2 Organization Meeting. Immediately after each annual meeting of the stockholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of the organization meeting need not be given.

3.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as may be determined by the Board of Directors and upon such notice, if any, as shall be so provided. Unless otherwise indicated in the notice of a regular meeting, any business may be transacted at that regular meeting.

3.4 Special Meetings. Special meetings of the Board of Directors may be held at any time and place upon call by the President, or by a majority of the directors. Written notice of the time and place of each special meeting shall be given to each director either by personal delivery or by mail, telegram, or cablegram at least four days before the meeting, which notice need not specify the purposes of the meeting, except that attendance of any director at any special meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him/her of notice of the meeting and except that notice of a special meeting may be waived in writing, either before or after the holding of the meeting, by any director, which writing shall be filed with or entered upon the records of the Company. Unless otherwise indicated in the notice of a special meeting, any business may be transacted at that special meeting.

3.5 Quorum; Adjournment. A quorum of the Board of Directors at an organization, regular, or special meeting shall consist of two-thirds (2/3) of the total number of directors, except that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn the meeting from time to time. If any meeting is adjourned, notice of adjournment need not be given if the time and place to which the meeting is adjourned are fixed and announced at the meeting. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the vote of a simple majority of those present except as otherwise expressly provided in these Bylaws.

3.6 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee consisting of one or more directors of the Company. The Board may designate one or more directors as alternative members of any committee, to replace any absent or disqualified member at any meeting of the committee. Each member and each alternate shall hold office at the pleasure of the Board. Any committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any provision of these Bylaws. Unless otherwise ordered by the Board of Directors, any committee may prescribe its own rules for calling and holding meetings and its own method of procedure. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.7 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors, or by any committee designated by the Board, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

3.8 Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV

OFFICERS

4.1 Election and Designation of Officers. The Board of Directors shall elect a President, a Vice President, a Treasurer, and a Secretary and, in its discretion, may elect a Chairman of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as it may deem necessary.

4.2 Term of Office; Vacancies. Each officer of the Company shall hold office until the next organization meeting of the Board of Directors or until a successor is elected and qualified or until his/her earlier resignation or removal. The Board of Directors may remove any officer at any time with or without cause by the affirmative vote of a majority of the directors then in office. Any vacancy in any office may be filled by the Board of Directors.

4.3 President. The President shall have supervisory authority over the employees, business, and affairs of the Company, subject to oversight by the Board of Directors. He/she may execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the Company and shall have such further authority and shall perform such other duties as may be determined by the Board of Directors.

4.4 Vice President. The Vice President shall have such powers and shall perform such duties as shall be assigned to such person by the Board of Directors or by the President.

4.5 Treasurer. The Treasurer will receive and have in charge all money, bills, notes, bonds, securities of other corporations, and similar property belonging to the Company and shall do with this property as may be ordered by the Board of Directors. He/she shall keep accurate financial accounts and hold them open for the inspection and examination of the directors and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

4.6 Secretary. The Secretary shall keep the minutes of meetings of the stockholders and of the Board of Directors. He/she shall keep such books as may be required by the Board of Directors, shall give notices of meetings of the stockholders and of the Board of Directors required by law or by these Bylaws or otherwise, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

4.7 Other Officers. The Vice Presidents, Assistant Secretaries and Assistant Treasurers, if any, whom the Board of Directors may elect shall have such authority and perform such duties as determined by the Board of Directors.

ARTICLE V

COMPENSATION OF AND TRANSACTIONS WITH

DIRECTORS, OFFICERS AND EMPLOYEES

5.1 Directors and Members of Committees. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors and members of any committee of the Board of Directors shall, as such, receive such compensation as may be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors, which compensation may be in different amounts for various members of the Board of Directors or any committee. No member of the Board of Directors and no member of any committee of the Board of Directors shall be disqualified from being counted in the determination of a quorum or from acting at any meeting of the Board of Directors or of a committee of the Board of Directors by reason of the fact that matters affecting his/her own compensation as a director or member of a committee of the Board of Directors are to be determined.

5.2 Officers and Employees. The compensation for officers of the Company, or the method of fixing their compensation, shall be recommended by the President for approval by the Board of Directors or any committee appointed by the Board of Directors. Compensation may include pension, disability, health and/or medical and death benefits, may be by way of fixed salary, commission, bonus, stock options, restricted stock, any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors. The compensation for all other employees, or method of fixing these employees’ compensation, shall be determined by the President and shall be within the Company’s general policy guidelines, provided, however, that any compensation involving shares of the Company or rights thereto must be approved by the Board of Directors.

5.3 Transactions with Directors or Officers. No contract or transaction between the Company and any of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of the Company’s directors or officers is a director or officer, or has a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because such director’s or officer’s vote is counted for such purpose if: (a) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE VI

RECORD DATES

In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors shall fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors shall fix a new record date for the adjourned meeting.

ARTICLE VII

CERTIFICATES OF STOCK

7.1 Stock Certificates; Uncertificated Shares. The shares of the Company shall be represented by certificates, provided that the Board of Directors of the Company may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Company by the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or, registrar before such certificate is issued, it may be issued by the Company with the same effect as if he/she were such officer, transfer agent, or registrar at the date of issue.

7.2 Partly Paid Stock. The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Company in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Company shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3 Lost Certificates. The Company may issue a new certificate of stock or uncertificated shares in place of any certificate previously issued by it, alleged to have been lost, stolen, or destroyed, and the Company may require the owner of the lost, stolen, or destroyed certificate, or his/her legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.4 Transfer Agent and Registrar. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of the transfer agents and registrars, or any of them.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Dividends. Dividends upon the capital stock of the Company subject to the provisions of the Certificate of Incorporation, if any, may be declared from time to time in such amounts and at such times by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock.

8.2 Fiscal Year. The fiscal year of the Company shall be the calendar year.

8.3 Conflicts with Certificate of Incorporation. In the event of any conflict between the provisions of the Company’s Certificate of Incorporation and these Bylaws, the provisions of the Certificate of Incorporation shall govern.

ARTICLE IX

AUTHORITY TO TRANSFER AND VOTE SECURITIES

The President, the Vice President, the Secretary, the Treasurer of the Company, and each such officer are authorized to sign the name of the Company and to perform all acts necessary to effect a sale, transfer, assignment, or other disposition of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, or other securities of another corporation owned by the Company and to issue the necessary powers of attorney; and each such officer is authorized, on behalf of the Company, to vote the securities, to appoint proxies with respect thereto, to execute consents, waivers, and releases with respect thereto, or to cause any such action to be taken.

ARTICLE X

CORPORATE SEAL

If a corporate seal is required to be imprinted on or attached, applied, or affixed to an instrument by embossment, engraving, stamping, printing, typing, adhesion, or other means, the impression of the seal on the instrument shall be circular in form and shall contain the name of the Company and the words “corporate seal.”

ARTICLE XI

AMENDMENTS

These Bylaws may be amended, or new Bylaws may be adopted, by the stockholders of the Company, acting at a meeting held for that purpose or in an action without a meeting.

ARTICLE XII

INDEMNIFICATION

12.1 Actions by Others. The Company (a) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or an officer of the Company, and (b) except as otherwise required by Section 12.3 of this Article XII, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent of, or participant in another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

12.2 Actions by or in the Right of the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Company, and the Company may indemnify any person who was or is a party or is threatened to made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, agent of, or participant in another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

12.3 Successful Defense. To the extent that a person who is or was a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 12.1 or Section 12.2 of this Article XII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

12.4 Right to Indemnification. The right to indemnification conferred in this Article XII shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, such expenses to be paid by the Company within twenty (20) days after the receipt by the Company of a statement or statements from the claimant requesting such payment or payments of expenses from time to time; provided, however, that if the Delaware General Company Law requires, the payment to such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XII or otherwise.

12.5 Specific Authorization. To obtain indemnification under this Article XII, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any indemnification under Section 12.1 or Section 12.2 of this Article XII (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Section 12.1 and/or Section 12.2. Such determination shall be made by (a) the stockholder(s), (b) the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or (c) by an Independent Counsel in a written opinion, which Independent Counsel shall be selected by a majority vote of a quorum of Disinterested Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

12.6 Right of Indemnity Not Exclusive. The indemnification and advancement of expenses provided by this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of the stockholder(s) or Disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

12.7 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of or participant in another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article XII, under Section 145 of the Delaware General Company Law, or otherwise.

12.8 Invalidity of any Provisions of this Article. The invalidity or unenforceability of any provisions of this Article XII shall not affect the validity or enforceability of the remaining provisions of this Article XII, and, to the fullest extent possible, such provisions of this Article XII (including, without limitation, each such portion of any Section of this Article XII containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

12.9 Definitions. For purposes of this Article XII:

(a) “Disinterested Director” means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(b) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the claimant in an action to determine the claimant’s rights under this Article XII.

12.10 Notice. Any notice, request, or other communication required or permitted to be given to the Company under this

Article XI shall be in writing and either delivered in person or sent by facsimile, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid and return receipt requested, to the Secretary of the Company and shall be effective only upon receipt by the Secretary.

**********